Exhibit 24
OMNIBUS POWERS OF ATTORNEY
     Each person whose signature appears below authorizes each of Mark Burgess, William E. Hennessey and Michael L. Korniczky or any of them as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities including, without limitation, in his or her capacity as an officer or director, as the case may be, of GPC Capital Corp. II, the Registration Statement on Form S-4, and any amendments including post-effective amendments thereto relating to the registration of the common stock and warrants of GPC Capital Corp. II, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, as contemplated under the Equity Purchase Agreement, dated as of July 1, 2008, by and among Hicks Acquisition Company I, Inc., GPC Holdings, L.P., Graham Packaging Corporation, Graham Capital Company, Graham Engineering Corporation, BMP/Graham Holdings Corporation, GPC Capital Corp. II, Graham Packaging Holdings Company, and the other parties signatory thereto, with the Securities and Exchange Commission, necessary or advisable to enable GPC Capital Corp. II to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.
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     This Omnibus Power of Attorney may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     IN WITNESS HEREOF, each of the undersigned has subscribed his name as of the date appearing opposite his signature.

July 31, 2008	/s/ Warren D. Knowlton

Date	Warren D. Knowlton

July 31, 2008	/s/ Mark S. Burgess

Date	Mark S. Burgess

August 8, 2008	/s/ Chinh E. Chu

Date	Chinh E. Chu

August 8, 2008	/s/ James A. Quella

Date	James A. Quella